SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
[X] Definitive Proxy  Statement          Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting  Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              GRILL CONCEPTS, INC.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

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     3.   Filing Party:

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     4.   Date Filed:

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
                              GRILL CONCEPTS, INC.
                       11661 San Vicente Blvd., Suite 404
                          Los Angeles, California 90049


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FRIDAY, JUNE 6, 1997


To the Shareholders of Grill Concepts, Inc.:

     An Annual Meeting of Shareholders of Grill Concepts, Inc. (the "Company") will be held at the Daily Grill restaurant at Los Angeles International Airport, International Terminal, at 9:30 a.m., on Friday, June 6, 1997 for the following purposes:

          1. To elect seven directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

          2. To consider a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares from 21,000,000 to 31,000,000, consisting of 30,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

          3. To consider a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent certifying accountants.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 25, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                By Order of the Board of Directors



                                Michael Weinstock
                                Secretary


Los Angeles, California
April 28, 1997

                              GRILL CONCEPTS, INC.
                       11661 San Vicente Blvd., Suite 404
                          Los Angeles, California 90049

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 6, 1997

                              ---------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Grill Concepts, Inc. (the "Company") for use at the 1997 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at the Daily Grill restaurant at Los Angeles International Airport, International Terminal, on Friday, June 6, 1997 at 8:30 a.m. local time. This Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about April 30, 1997.

Proxies

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted FOR the election to the Board of Directors of the nominees of the Board of Directors named herein, FOR the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares, FOR the ratification of the appointment of the designated independent accountants, and as the proxy holders deem advisable on other matters that may come before the meeting. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

Voting Securities

     Shareholders of record at the close of business on April 25, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, $.00001 par value per share (the "Common Stock"), outstanding and entitled to vote was 14,391,431. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. Additionally, every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder as of the Record Date, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes.

Quorum and Other Matters

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

     Shares of Common Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Proposal 2, relating to the amendment of the Company's Restated Certificate of Incorporation, requires the approval of a majority of all shares outstanding. Each of the other matters scheduled to come before the Annual Meeting requires the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have the same affect as a vote AGAINST Proposal 2 but will have no effect on the election of directors or any other matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Seven directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. The Board of Directors has nominated Robert L. Wechsler, Robert Spivak, Michael Weinstock, Richard Shapiro, Charles Frank, Glenn Golenberg and Peter Balas to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. Directors shall be elected by shareholders holding a plurality of the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all of the Nominees. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's Bylaws. The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

Information Regarding Nominees

     The following table sets forth information with respect to each Nominee for election as a director. The information as to age, principal occupation and directorships held has been furnished by each such nominee.

                                                                  Served as
                                                                   Director
                                                                 Continuously     Committee
     Name and Age           Principal Occupation (1)                Since        Memberships
     ------------           ------------------------                -----        -----------
Robert L. Wechsler (68)...  Chairman of the Board (2)                1986

Robert Spivak (53)........  President and Chief Executive            1995
                            Officer (3)

Michael Weinstock (54)....  Vice Chairman of the Board and           1995
                            Executive Vice President (4)

Richard Shapiro (54)......  President, Spectrum Investments,         1995        Compensation
                            Inc. (5)

Charles Frank (48)........  President, MSA Industries (6)            1995        Audit and
                                                                                 Compensation

Glenn Golenberg (55)......  Managing Director, Golenberg & Co. (7)   1995        Audit and
                                                                                 Compensation

Peter Balas (65)..........  Consultant (8)                           1995        Audit

------------------------
(1) Unless indicated otherwise in the table or in the section of this Proxy Statement captioned "Information Regarding Executive Officers," the individuals named in the table have held their positions for more than five years.
(2) From 1986 until 1995, Mr. Wechsler served as President, Chief Executive Officer and Chairman of the Board of the Company's predecessor, Magellan Restaurant Systems, Inc. ("Magellan").
(3)  From 1988 until  1995,  when  Magellan  and Grill  Concepts,  Inc.  ("GCI")
     combined, Mr. Spivak served as President, Chief Executive Officer and a director of the Company's subsidiary, GCI.
(4) From 1988 until 1995, Mr. Weinstock served as Chairman of the Board and Vice President of the Company's subsidiary, GCI.
(5) From 1988 until 1995, Mr. Shapiro served as Vice Chairman, Vice President and a director of the Company's subsidiary, GCI. Since 1966, Mr. Shapiro has served as President and Chief Executive Officer of Spectrum Investments, Inc., a Budget Rent-a-Car franchisee operating locations throughout California. Spectrum Investments, Inc. sold all of its franchise rights and terminated active franchise operations in 1992.
(6) Mr. Frank has served as President of MSA Industries, a manufacturing company, since early 1995. Since 1989, Mr. Frank has served as President of CAF Restaurant Services, Inc., a restaurant consulting firm, and has provided consulting services to the Company and its subsidiary, GCI, since 1994. From 1992 to 1993, Mr. Frank served as President and Chief Operating Officer of Il Fornaio (America) Corp., a restaurant chain operator.
(7) Mr. Golenberg has served as Managing Director of Golenberg & Co., a merchant banking firm, since 1995. From 1991 to 1995, Mr. Golenberg served as Managing Director of Golenberg & Geller, Inc., a merchant banking firm, which provided financial services to the Company and GCI during 1994 and 1995.
(8) Mr. Balas has served as an independent consultant to the hospitality industry for in excess of five years. Previously, Mr. Balas served as President of the International Hotel Association and in various capacities with Inter-Continental Hotels, Inc., including Vice President Food and Beverage, President and area Chief Executive for Europe and the Middle East and manager of the Inter-Continental Hotel, Paris.

Information Regarding Executive Officers

     The following table sets forth the names, ages and offices of the present executive officers of the Company. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below. Information with respect to non-employee directors is set forth above.

Robert L. Wechsler (68)..  Chairman of the Board
Robert Spivak (53).......  President and Chief Executive Officer
Michael Weinstock (54)...  Vice Chairman of the Board, Executive Vice President
                           and Secretary
Tonio Hipp (44)..........  Vice President - Operations
John Sola (44)...........  Vice President - Executive Chef
Ben Sumner (61)..........  Treasurer and Chief Financial Officer

     Officers and directors are elected on an annual basis. The present terms for each director will expire at the next annual meeting of shareholders or at such time as a successor is duly elected. Officers serve at the discretion of the Board of Directors. See "Beneficial Ownership of Common Stock."

     There are no family relationships among any of the directors or officers of the Company.

     The following is a biographical summary of the business experience of the present executive officers of the Company.

     Robert L. Wechsler. Mr. Wechsler was the founder and served as President, Chief Executive Officer and Chairman of Magellan Restaurant Systems ("Magellan") from 1986 to March of 1995. Following the combination (the "Exchange") of Grill Concepts, Inc. ("GCI") and Magellan, in March of 1995, Mr. Wechsler stepped down as President and Chief Executive Officer but continues to serve as Chairman of the Board of the Company. Mr. Wechsler previously served in various capacities, including President and Chief Executive Officer, of Wechsler Coffee Corporation, a coffee wholesaler and roaster, from 1959 to 1982. Mr. Wechsler also served as a director of Restaurant Associates, Inc., a restaurant operating company, from 1969 to 1988.

     Robert Spivak. Mr. Spivak was a co-founder of GCI and served as President, Chief Executive Officer and a director of GCI from 1988 until the Exchange when he assumed the same positions with the Company. Prior to forming GCI, Mr. Spivak co-founded, and operated, The Grill on the Alley restaurant in Beverly Hills in 1984. Mr. Spivak continued to provide management services on a part-time basis as Managing Director of The Grill on the Alley until 1996 when the Company acquired The Grill on the Alley. Mr. Spivak previously served as (i) vice president of Office Construction Company, where he headed that company's restaurant construction division from 1980 to 1983, (ii) a partner of Soup 'n Such from 1976 to 1980, (iii) food department manager of Fedco Stores from 1972 to 1976, and (iv) manager of Redwood House and Smokey Joe's, both family owned restaurant operations, from 1965 to 1972. Mr. Spivak is a director of the California Restaurant Association and a founder and past president of the Beverly Hills Restaurant Association. Mr. Spivak also served on the board of directors of the California Culinary Academy of San Francisco and serves on the executive advisory board of the School of Hotel and Restaurant Management at California State Polytechnic University at Pomona.

     Michael Weinstock. Mr. Weinstock was a co-founder of GCI and served as Chairman of the Board, Vice President, Secretary and a director of GCI from 1988 until the Exchange when he assumed the positions of Vice Chairman of the Board, Executive Vice President, Secretary and director of the Company. Prior to forming GCI, Mr. Weinstock co-founded The Grill on the Alley restaurant in Beverly Hills in 1984. Mr. Weinstock previously served as President, Chief Executive Officer and a director of Morse Security Group, Inc., a security systems manufacturer.

     Tonio Hipp. Mr. Hipp served as Director of Food and Beverage for GCI from 1988 until the Exchange when he assumed the position of Vice President - Operations for the Company. Mr. Hipp has overall responsiblity for the performance of Company restaurants. He oversees store management, hiring and training, purchasing and vendor relations, and restaurant maintenance. Mr. Hipp has over 20 years experience in the restaurant industry, ranging from service as executive chef at restaurants in Europe and the United States to ownership and operation of a fast food restaurant. Mr. Hipp is a co-founder of the Beverly Hills Restaurant Association.

     John Sola. Mr. Sola served as Executive Chef for GCI from 1988 until the Exchange when he assumed the position of Vice President - Executive Chef of the Company. Mr. Sola oversees all kitchen operations, including personnel, food preparation and food costs, as well as monitoring and maintaining the overall performance of the kitchens and establishing procedures and policies in connection with the opening of new Daily Grill restaurants. Mr. Sola, along with Mr. Spivak, created the Daily Grill menu. Prior to joining GCI, Mr. Sola served as opening chef at The Grill on the Alley from inception in 1984 to 1988. Previously, Mr. Sola served in various positions, including Executive Chef, at a wide range of restaurants.

     Ben Sumner. Mr. Sumner served as Chief Financial Officer of GCI from May of 1994 until the Exchange when he assumed the same position as well as the position of Treasurer with the Company. Prior to joining GCI, Mr. Sumner served as Controller of Ecology Control Industries, a trucking operator, from 1992 to 1993 and as Vice President of Finance, Secretary and a director of Judy's, Inc., a publicly-held retail chain operator, from 1972 until 1990.

Compliance With Section 16(a) of Exchange Act

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1996. All of the filing requirements were satisfied on a timely basis in 1996. In making these disclosures, the Company has relied solely on written statements of its directors, executive officers and shareholders and copies of the reports that they filed with the Commission.

Committees and Attendance of the Board of Directors

     In order to facilitate the various functions of the Board of Directors, the Board has created a standing Audit Committee and a standing Compensation Committee. The Board of Directors has no standing nominating committee or any committee performing the functions of such committee.

     The functions of the Company's Audit Committee are to review the Company's financial statements with the Company's independent auditors; to determine the effectiveness of the audit effort through regular periodic meetings with the Company's independent auditors; to determine through discussion with the Company's independent auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to inquire into the effectiveness of the Company's financial and accounting functions and internal controls through discussions with the Company's independent auditors and officers of the Company; to recommend to the full Board of Directors the engagement or discharge of the Company's independent auditors; and to review with the independent auditors the plans and results of the auditing engagement. The members of the Audit Committee are Mr. Frank, Chairman, Mr. Golenberg and Mr. Balas.

     The functions of the Company's Compensation Committee include reviewing the existing compensation arrangements with officers and employees, periodically reviewing the overall compensation program of the Company and recommending to the Board modifications of such program which, in the view of the development of the Company and its business, the Committee believes are appropriate, recommending to the full Board of Directors the compensation arrangements for senior management and directors, and recommending to the full Board of Directors the adoption of compensation plans in which officers and directors are eligible to participate and granting options or other benefits under such plans. The members of the Compensation Committee are Mr. Frank, Chairman, Mr. Golenberg and Mr. Shapiro.

     During the year ended December 29, 1996, the Board of Directors held four formal meetings, the Audit Committee held one meeting and the Compensation Committee held two meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, plus
(ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

Compensation of Directors

     Each non-employee director of the Company is paid a fee of $500 for each Board of Directors meeting attended and $250 for each committee meeting attended. The Company also reimburses each director for all expenses of attending such meetings. Additionally, each non-employee director is currently granted options, pursuant to the Company's 1995 Stock Option Plan, to purchase 25,000 shares of Common Stock upon their initial appointment as a director. Thereafter, each non-employee director on the day following each annual meeting of shareholders of the Company shall automatically receive options to purchase an additional 5,000 shares, plus an additional 1,000 shares for each committee on which such non-employee director serves. All such options are exercisable at the fair market value of the Company's Common Stock on the date of grant. Such options are fully vested and exercisable with respect to all of the shares covered on the date of each grant.

     No additional compensation of any nature is paid to employee directors.

Executive Compensation and Other Matters

     The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company during the year ended December 29, 1996 of each person who served as the Company's Chief Executive Officer during fiscal 1996 and the four other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 29, 1996 (the "Named Officers").


                                                                                Long Term
                                           Annual Compensation                 Compensation
                                     ----------------------------------------  ------------
                                                               Other Annual       Stock
Name and Principal Position   Year   Salary ($)  Bonus ($)   Compensation ($)  Options (#)
---------------------------   ----   ----------  ---------   ----------------  -----------
Robert Spivak (3)...........  1996    150,000       -0-        $33,500 (1)      50,000
  President and               1995    138,365       -0-                (2)      75,000
  Chief Executive Officer     1994    109,500       -0-                (2)         -0-
Robert L. Wechsler (4)......  1996     75,000       -0-                (2)      25,000
  Chairman of the Board       1995     75,000       -0-                (2)      35,000
                              1994     10,405       -0-                (2)         -0-

------------------------
(1) Mr. Spivak receives the use of a leased automobile and reimbursement of all expenses related to the use thereof ($13,000), a $1,500 per month non-accountable expense allowance ($18,000) and a $1,000,000 term life insurance policy, in addition to vacation benefits, expense reimbursements and participation in medical, retirement and other benefit plans which are generally available to the Company's executives.
(2) Although the officers receive certain perquisites such as auto allowances and Company provided life insurance, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.
(3) Compensation indicated for Mr. Spivak for periods prior to March of 1995 represent amounts paid by the Company's subsidiary, GCI, prior to the combination of Magellan and GCI.
(4) Mr. Wechsler served as Chairman, President and Chief Executive Officer of Magellan until the combination of Magellan and GCI in March of 1995 after which time he stepped down as President and Chief Executive Officer.

Stock Option Grants

     The following table sets forth information concerning the grant of stock options made during 1996 to each of the Named Officers:

                                Percent of
                               Total Options
                                Granted to
                    Options    Employees in       Price         Expiration
  Name            Granted (1)   Fiscal Year     Per Share          Date
  ----           -----------    -----------     ---------       ----------

Robert Spivak...   50,000          11.5%         $ 1.53           12/2/01

------------------------
(1) All options were granted under the Company's 1995 Plan. All such options become exercisable 20% in May, 1997 and 20% on each anniversary of the grant of such options commencing with the second anniversary.

Stock Option Exercises

     The following table sets forth information concerning the exercise of stock options during 1996 by each of the Named Officers and the number and value of unexercised options held by the Named Officers at the end of 1996:

                                                Number of Unexercised      Value of Unexercised In-the
                   Shares                        Options at FY-End (#)     Money Options at FY-End ($)(1)
                 Acquired on      Value       --------------------------   ------------------------------
  Name           Exercise (#)  Realized ($)   Exercisable  Unexercisable   Exercisable      Unexercisable
  ----           ------------  ------------   -----------  -------------   -----------      -------------
Robert Spivak....     -0-          -0-          15,000        110,000         -0-               -0-

------------------------
(1) Based on the fair market value per share of the Common Stock at year end, minus the exercise price of "in-the-money" options. The closing price for the Company's Common Stock on December 31, 1996 on the Nasdaq Small-Cap Market was $1-5/16. Accordingly, none of the options held at year-end were "in-the-money."

Employment Contracts

     Pursuant to the terms of the combination between Magellan and GCI, the Company entered into an employment agreement with its Chairman, Robert L. Wechsler, commencing December 1, 1994 and running for a term of five years. Pursuant to such agreement, Mr. Wechsler serves as Chairman of the Board of the Company and receives an annual salary of $75,000. Such agreement provides that Mr. Wechsler or his estate will continue to receive payments thereunder for the full term of the agreement if he is terminated without cause and that Mr. Wechsler or his estate will continue to receive payments for one year in the event of his death or disability.

     Effective January 1, 1996, the Company entered into a three year employment agreement with Robert Spivak, the Company's President and Chief Executive Officer. Mr. Spivak's employment agreement provides for an annual salary of $150,000 in 1996, $175,000 in 1997 and $200,000 in 1998. In addition, such agreement provides that Mr. Spivak shall receive the use of a leased automobile and reimbursement of all expenses related to the use thereof, a $1,500 per month non-accountable expense allowance, five weeks paid vacation per year, a $1,000,000 term life insurance policy, reimbursement of business related travel and meal expenses and participation in all medical, retirement and other benefit plans available to the Company's executives.

     The Company has no other employment agreements with any of its employees.

Beneficial Ownership of Common Stock

     The following table is furnished as of April 1, 1997, to indicate beneficial ownership of shares of the Company's Common Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (2) each director, nominee for director and Named Officer of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.

     Name and Address          Amount and Nature of
     of Beneficial Owner     Beneficial Ownership (1)(2)    Percent of Class (2)
     -------------------     ---------------------------    --------------------

Robert Spivak (3)..........     2,266,063 (4)(5)(6)               15.7%
Michael Weinstock (3)......     2,375,365 (4)(5)(7)               16.4%
Richard Shapiro (3)........     2,463,506 (4)(5)(8)               17.0%
Robert L. Wechsler.........       606,122 (9)                      4.2%
Charles Frank..............       109,568 (10)                        *
Glenn Golenberg............        93,500 (11)                        *
Peter Balas................        31,000 (12)                        *
All executive officers
 and directors as a
 group (10 persons)........     8,048,877 (13)                    54.2%

------------------------
*  Less than 1%.

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.
(2) Includes shares of Common Stock not outstanding, but which are subject to options and warrants exercisable within 60 days of the date of the information set forth in this table, which are deemed to be outstanding for the purpose of computing the shares held and percentage of outstanding Common Stock with respect to the holder of such options. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage of any other person.
(3)  Address is 11661 San Vicente  Blvd.,  Suite 404,  Los  Angeles,  California
     90049.
(4) All shares indicated as being held by Messrs. Weinstock, Shapiro and Spivak exclude certain shares held by their spouses, children and certain trusts for the benefit of family members. Messrs. Weinstock, Shapiro and Spivak disclaim any beneficial interest in such shares.
(5) 1,640,099 shares held equally by Robert Spivak, Michael Weinstock and Richard Shapiro are pledged to a former stockholder of GCI to secure the repayment of a $1,400,000 note evidencing the purchase price of such shares.
(6) Includes 15,000 shares out of 125,000 shares issuable upon exercise of incentive stock options held by Mr. Spivak.
(7) Includes 69,500 shares out of 122,500 shares issuable upon exercise of incentive stock options held by Mr. Weinstock.
(8) Includes 93,500 shares issuable upon exercise of non-qualified stock options held by Mr. Shapiro.
(9) Includes 47,000 shares issuable upon exercise of 100,000 incentive stock options and 98,152 warrants held by Mr. Wechsler. Excludes 5,000 shares held by the Wechsler Foundation with respect to which Mr. Wechsler disclaims beneficial ownership.
(10) Includes 31,000 shares issuable upon exercise of non-qualified stock options held by Mr. Frank.
(11) Includes 56,000 shares issuable upon exercise of 31,000 non-qualified stock options and 25,000 warrants held by Mr. Golenberg.
(12) Includes 31,000 shares issuable upon exercise of non-qualified stock options held by Mr. Balas.
(13) Includes 461,152 shares of Common Stock subject to stock options and warrants held by the officers and directors and exercisable within 60 days.

Certain Relationships and Transactions

     In April of 1996, the Company acquired The Grill restaurant in Beverly Hills for 850,000 shares of common stock. The Grill was established by Messrs. Spivak, Weinstock and Shapiro, the principal shareholders and directors of the Company, and was owned and operated by a partnership of which Messrs. Spivak, Weinstock and Shapiro controlled the managing partner and 50.9% of the total partnership interests. Messrs. Spivak, Weinstock and Shapiro abstained from voting on such transaction, both with respect to determination by the Company's Board to pursue such transaction and the partnership's determination to pursue the transaction. Pursuant to the terms of the acquisition of The Grill, Messrs. Spivak, Weinstock and Shapiro received an aggregate of approximately 432,735 shares of common stock of the Company.

     Since June of 1989, the Company has leased its Cherry Hill restaurant from Denbob Corporation ("Denbob"), a company controlled by Robert L. Wechsler, the Company's Chairman, and Dennis Pedra, the former President of Magellan. The premises are occupied under a twenty year lease with annual rent commencing at approximately $118,500, plus 6% of annual gross sales in excess of $1,800,000, 15% of the landlord's cost for leasehold improvements, equipment and fixtures, and a pro rata share of real estate taxes, insurance and other common area charges. After five years, the Company had the option to pay for all or part of any improvements and reduce or eliminate the 15% additional rent. At the end of each five years, the rent and the gross sales level at which the 6% charge commences increase by 15%. During 1995, the Company also entered into a lease with Denbob pursuant to which the Company leases office space in the same facility which houses the Cherry Hill restaurant. Such offices, which serve as the Company's east coast offices, are leased on a month to month basis for $400 per month. During fiscal year 1996, the Company paid a total of $233,988 to Denbob for the lease of the Cherry Hill restaurant and office space.

     The Company believes that its leases with Denbob are on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Such belief is based on management's knowledge of the prevailing rental market in the area at the time the leases were entered into, as well as a review of the Company's leases with third party landlords on its other restaurants, each of which contains comparable percentage lease provisions and other charges.

     Charles Frank, a director of GCI and a director of the Company following the Exchange, has provided consulting services to GCI since 1993 and to the Company following the Exchange. Mr. Frank billed consulting fees to the Company (including GCI) totaling $12,655 during 1995 and $4,500 during 1996.

     Golenberg & Geller, Inc., a firm controlled by Glenn Golenberg, a director of the Company following the Exchange, provided financial services to GCI in connection with the Exchange and various other matters. In connection with the Exchange, Golenberg & Geller, Inc. received $75,000 and Messrs. Golenberg and Geller each received 37,500 shares of Common Stock of the Company for services in connection with the Exchange. In addition, the Company issued 25,000 warrants each to Mr. Golenberg and Mr. Geller, for services in connection with a private placement conducted in connection with the Exchange. The warrants are exercisable for a period of five years to purchase common stock at $3.00 per share.

     The Company has no existing corporate policy which prohibits or governs the terms of any such transactions. Any such transactions are, however, reviewed by the Audit Committee to determine the fairness of such transactions.

     Other than elections to office, no director, nominee for director, executive officer or associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

                                   PROPOSAL 2
                   AMEND RESTATED CERTIFICATE OF INCORPORATION

     The Company's Restated Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company is authorized to issue two classes of stock: 20,000,000 shares of Common Stock, par value $.00001 per share; and 1,000,000 shares of Preferred Stock, par value $.001 per share. On March 28, 1997, the Board of Directors authorized an amendment to the Certificate to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 shares. The stockholders are being asked to approve at the Annual Meeting such amendment to the Certificate. Under the proposed amendment, the first paragraph of Article Fourth of the Certificate would be amended to read as follows:

     "The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is thirty-one million (31,000,000) shares, consisting of (a) one million (1,000,000) shares of preferred stock, par value $.001 per share (hereinafter referred to as "Preferred Stock"); and (b) thirty million (30,000,000) shares of common stock, par value $.00001 per share (hereinafter referred to as "Common Stock")."

     The Company currently has 20,000,000 authorized shares of Common Stock. As of April 1, 1997, 14,390,218 shares of Common Stock were issued and outstanding. In addition, (1) a total of 1,500,000 shares of Common Stock were reserved for future issuance upon the exercise of outstanding options under the Company's stock option plan, a total of 587,015 shares are reserved for issuance upon exercise of outstanding warrants, and (3) an indeterminate number of shares are issuable upon conversion of outstanding Series A 10% Convertible Preferred Stock and Series B Convertible Preferred Stock.

     The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire other companies or their businesses or assets or to establish strategic relationships with corporate partners. While the Company expects to undertake efforts to raise additional capital to fund additional restaurant openings over the next year, the Board of Directors has no present agreement or arrangement to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock or securities convertible into Common Stock, except as may be required by applicable law.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including provisions of the Certificate authorizing the Board to issue up to 1,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board.

Vote Required and Board of Directors' Recommendation

     The affirmative vote of a majority of all outstanding shares of Common Stock of the Company is required for approval of this proposal. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE.

                                   PROPOSAL 3
                              INDEPENDENT AUDITORS

     The Board of Directors has selected Coopers & Lybrand L.L.P. as independent auditors for the fiscal year ending December 28, 1997, and recommends that the shareholders vote for ratification of such appointment. Coopers & Lybrand L.L.P. were also the Company's independent auditors in fiscal years 1996 and 1995. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate inquiries from shareholders.

     Following the combination of Magellan and GCI, on May 22, 1995, the Company's Board of Directors selected Coopers & Lybrand L.L.P. to serve as its new independent accountants and dismissed Arthur Yorkes & Company which previously served as the independent accountants for Magellan.

     Arthur Yorkes & Company's reports on the financial statements of Magellan for the fiscal years 1993 and 1994 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for fiscal years 1993 and 1994 and through May 22, 1995, there were no disagreements with Arthur Yorkes & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Yorkes & Company would have caused them to make reference thereto in its reports on the financial statements for such years.

     The information described above regarding the Company's decision to dismiss Arthur Yorkes & Company as its independent accountants and select Coopers & Lybrand L.L.P. as its new independent accountants, along with a letter from Arthur Yorkes & Company stating that it agrees with the above information regarding the Company's change of accountants, was fully disclosed in a Form 8-K filed with the SEC on May 25, 1995.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 1998 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than January 1, 1998.

                            EXPENSES OF SOLICITATION

     All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgment on such matters.

     Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

                                 By Order of the Board of Directors



                                 Michael Weinstock
                                 Secretary



Los Angeles, California
April 28, 1997

                              GRILL CONCEPTS, INC.
                       11661 San Vicente Blvd., Suite 404
                          Los Angeles, California 90049

                    Proxy for Annual Meeting of Shareholders
                           to be held on June 6, 1997

           This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Robert Spivak and Michael Weinstock, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Grill Concepts, Inc., a Delaware corporation (the "Company"), on June 6, 1997, at 9:30 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

1.   GRANTING              WITHHOLDING                authority to vote for the
             -------------             --------------
     election as directors of the Company the following nominees: Robert L. Wechsler, Robert Spivak, Michael Weinstock, Richard Shapiro, Charles Frank, Glenn Golenberg and Peter Balas.

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

2. Proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares from 21,000,000 to 31,000,000, consisting of 30,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

             FOR              AGAINST            ABSTAIN
        -----            -----              -----

3. Proposal to ratify the appointment of Coopers & Lybrand LLP as the Company's independent certifying accountants.

             FOR              AGAINST            ABSTAIN
        -----            -----              -----

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

                    Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

                    DATED:                     , 199
                          ---------------------     ---

                    ------------------------------------------------------------
                    Signature

                    ------------------------------------------------------------
                    Signature if held jointly

PLEASE  MARK,  SIGN,  DATE AND RETURN  THIS PROXY  PROMPTLY  USING THE  ENCLOSED
ENVELOPE